[EXECUTION COPY]








                       CONTRIBUTION AND EXCHANGE AGREEMENT

                                      DATED

                                   MAY 4, 2000

                                  BY AND AMONG

                              HORIZON TELCOM, INC.,

                      HORIZON PERSONAL COMMUNICATIONS, INC.

                                HORIZON PCS, INC.

              LONNIE PEDERSEN -, AS BRIGHT HOLDERS' REPRESENTATIVE

                                       AND

                   THOSE PARTIES LISTED ON ATTACHMENT A HERETO

                       CONTRIBUTION AND EXCHANGE AGREEMENT


     THIS AGREEMENT is made as of May 4, 2000 (the "Agreement Date"), by and among HORIZON PERSONAL COMMUNICATIONS, INC., an Ohio corporation ("Percom"), HORIZON TELCOM, INC., an Ohio corporation ("Telcom"), HORIZON PCS, INC., a Delaware corporation ("PCS Holdings"), and those Persons listed on Attachment A hereto (collectively, the "Bright Holders"), and Lonnie Pedersen, as the "Bright Holders Representative" (as defined in Section 7E herein).

                              W I T N E S S E T H:

     WHEREAS,   Percom   owns  a   membership   interest   in  Bright   Personal
Communications Services, LLC, an Ohio limited liability company ("Bright PCS"); and

     WHEREAS, each of the Bright Holders owns membership interests (the "Units") in Bright PCS; and

     WHEREAS, Telcom owns all of the issued and outstanding stock of Percom; and

     WHEREAS, as part of the plan to capitalize PCS Holdings, Telcom caused PCS Holdings to be incorporated on April 26, 2000; and

     WHEREAS, Telcom and the Bright Holders desire to subscribe for shares of the Class B common stock of PCS Holdings, and, as consideration therefor, Telcom shall contribute all of its interest in Percom to PCS Holdings, and the Bright Holders shall contribute certain of their Units in Bright PCS (the "Bright/PCS Units") to PCS Holdings, all pursuant to a plan which is intended to qualify for a nonrecognition treatment under IRC Section 351, all as more particularly set forth below (collectively, the "Contribution"); and

     WHEREAS, Percom and the Bright Holders desire to exchange certain of the shares of Telcom owned by Percom for the remaining Units in Bright PCS owned by the Bright Holders (the "Bright/Telcom Units") all as more particularly set forth below (the "Exchange").

     NOW, THEREFORE, in consideration of mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     Section 1 Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

     "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person.

     "Agreement" means this Contribution and Exchange Agreement, as amended, supplemented or restated from time to time in accordance with its terms.

     "Agreement Date" shall have the meaning set forth in the preamble to this Agreement.

     "Common Stock" means the Class B Common Stock of PCS Holdings, par value $.001 per share.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Governing Documents" means, with respect to (i) a limited partnership, such limited partnership's certificate of limited partnership and the agreement of limited partnership, and any amendments or modifications of any of the foregoing; (ii) a corporation, such corporation's articles or certificate of incorporation, by-laws or regulations and any applicable authorizing resolutions, and any amendments or modifications of any of the foregoing; (iii) a limited liability company, such limited liability company's articles or certificate of organization or formation and operating agreement or agreement of limited liability company, and any amendments or modifications of any of the foregoing; and (iv) a trust, such trust's declaration of trust, articles supplementary and by-laws and any amendments or modifications of any of the foregoing.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indemnified Person" means the Person or Persons entitled to, or claiming a right to, indemnification under Section 8.

     "Indemnifying   Person"  means  the  Person  or  Persons   claimed  by  the
Indemnified Person to be obliged to provide indemnification under Section 8.

     "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

     "IRS" means the United States Internal Revenue Service.

     "Latest Balance Sheet" shall have the meaning set forth in Section 4G.

     "Licenses" means all federal, state, local and foreign franchises, tariffs, licenses, ordinances, certifications, approvals, authorizations and permits issued or granted by governmental authorities.

     "Loss" or "Losses" means any and all loss, cost, claim, damage, liability, or expense (including reasonable attorneys' fees).

     "Material Adverse Effect" means a material adverse effect upon the assets, liabilities, prospects, financial condition or business operations of a Person and its Subsidiaries, taken as a whole.

     "Motorola" means Motorola, Inc., a Delaware corporation.

     "Motorola Consent" means the consent by Motorola to the transactions contemplated by this Agreement.

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

     "Percom Shares" means the 100,000 shares of the issued and outstanding Class B common stock of Percom, no par value, all of which are currently owned by Telcom.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a limited liability company and a governmental entity or any department, agency or political subdivision thereof.

     "RTFC" means the Rural Telephone Finance Cooperative.

     "RTFC  Consent"  means  the  consent  of  the  RTFC  to  the   transactions
contemplated in this Agreement.

     "SEC" means the Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

     "Shares" means the shares of the Class B Common Stock of PCS Holdings to be issued by PCS Holdings to Telcom and to the Bright Holders pursuant to the Contribution.

     "Subsidiary" means, with respect to a Person, (i) any other corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by such Person either directly or through one or more Subsidiaries,
(ii) any partnership, joint venture or similar entity of which or in which such Person, such Person and one or more of its Subsidiaries, or one or more Subsidiaries of such Person directly or indirectly own more than 50% of the capital interest or profits interest, or (iii) any trust, association or other unincorporated organization of which or in which such Person, such Person and one or more of its Subsidiaries, or one or more Subsidiaries of such Person directly or indirectly own more than 50% of the beneficial interest.

     "Sprint PCS" means the Affiliates of Sprint Corporation who are the parties to the Sprint PCS Management Agreement with Bright PCS.

     "Sprint PCS Consent" means the consent of Sprint PCS to the transactions contemplated in this Agreement.

     "Tax Authority" means any United States federal, foreign, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising tax regulatory authority.

     "Tax  Return"  means  any  return,   amended  return,   estimated   return,
information   return  and  statement   (including   any  related  or  supporting


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

information) filed or to be filed with any Tax Authority in connection with the determination, assessment, collection or administration of any Tax.

     "Taxes" means all taxes, charges, fees, interest, fines, penalties, additions to tax or other assessments, including without limitation, income, excise, environmental, property, sales, gross receipts, gains, transfer, occupation, privilege, employment (including social security and unemployment), use, value added, capital stock or surplus, franchise taxes, advance corporate tax and customs duties imposed by any Tax Authority.

     "Telcom Shares" means shares of the Class A Common Stock and Class B Common Stock of Telcom, no par value per share, as currently owned by Percom.

     "Treasury Regulations" means the United States Treasury Regulations promulgated under the IRC, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

     Section 2 Contributions and Exchanges; Adjustments.

     2A. Contributions by Telcom. At the Closing, Telcom shall assign, transfer, convey and contribute to PCS Holdings the Percom Shares, and in consideration therefor, PCS Holdings will issue to Telcom 46,000,000 Shares.

     2B. Contribution by the Bright Holders. At the Closing, each Bright Holder will assign, transfer, convey and contribute 70% of its Units to PCS Holdings, and in consideration therefor PCS Holdings will issue to the Bright Holders, that number of Shares as set forth on Attachment A hereto.

     2C. Exchange. At the Closing, each Bright Holder will assign, convey, transfer, and exchange 30% of its Units to Percom, and in consideration therefor, Percom will convey, transfer and exchange to the Bright Holders that number of Telcom Shares as set forth on Attachment A hereto.

     2D. Adjustments to Issuance of Shares. Each of Telcom and the Bright Holders acknowledge that, from and after the date hereof but before the Closing Date, PCS Holdings may determine it to be in its best interest to increase or decrease its authorized Class B Common Stock and/or to increase or decrease the number of Shares to be issued pursuant to this Agreement. Each of Telcom and the Bright holders consent and agree to the foregoing, so long as the number of Shares issued hereunder are issued in the same proportionate percentages (i.e., 92% to Telcom; and 8%, collectively, to the Bright Holders).

     Section 3 Conditions to Closing.

     3A. Conditions Precedent of Telcom and Percom at the Closing. Telcom's, PCS Holdings' and Percom's obligations under this Agreement to issue Shares, to exchange Telcom shares, and otherwise consummate the transactions contemplated herein in respect of the Closing are subject to the satisfaction (or waiver in writing by Telcom and Percom) of the following conditions on or before the Closing Date:



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

     i. No Injunction. No temporary restraining order or preliminary or permanent injunction of any court or administrative agency of competent jurisdiction prohibiting the consummation of the transactions contemplated herein shall be in effect or pending.

     ii. Governmental Consents. Telcom, Percom, PCS Holdings, Bright PCS and/or the Bright Holders shall have made all filings required under the HSR Act for the transactions contemplated hereby and the applicable waiting period under the HSR Act shall have expired or have been terminated.

     iii. Consents. The RTFC Consent, the Sprint Consent and the Motorola Consent shall have been obtained and not revoked.

     iv. Accuracy of the Representations and Warranties. The representations and warranties of the Bright Holders contained in this Agreement shall be true and correct in all material respects on the date hereof and, except for representations and warranties made with respect to a specified date, at and as of the Closing Date.

     v. Performance of Agreement. The Bright Holders shall have performed, in all material respects, all of their respective agreements and obligations required by this Agreement to be performed or complied with by them prior to or at the Closing.

     3B. Conditions Precedent of the Bright Holders at the Closing. The Bright Holders' obligations under this Agreement to consummate the transactions contemplated herein in respect of the Closing are subject to the satisfaction (or waiver in writing by the Bright Holders Representative) of the following conditions on or before the Closing Date:

     i. No Injunction. No temporary restraining order or preliminary or permanent injunction of any court or administrative agency of competent jurisdiction prohibiting the consummation of the transactions contemplated herein shall be in effect or pending.

     ii. Governmental Consents. Telcom, Percom, PCS Holdings, Bright PCS and the Bright Holders shall have made all filings required under the HSR Act for the transactions contemplated hereby, and the applicable waiting period under the HSR Act shall have expired or have been terminated.

     iii. Consents. The RTFC Consent, Sprint PCS Consent and the Motorola Consent shall have been obtained and not revoked.

     iv. Accuracy of the Representations and Warranties. The representations and warranties of Telcom, PCS Holdings and Percom contained in this Agreement shall be true and correct in all material respects on the date hereof and, except for representations and warranties made with respect to a specified date, at and as of the Closing Date.

     v. Performance of Agreement. Each of Telcom, Percom, and PCS Holdings shall have performed, in all material respects, all of its respective agreements and obligations required by this Agreement to be performed or complied with by it prior to or at the Closing.

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

     vi. New Percom Markets. Percom shall have entered into an Addendum to its Sprint PCS Management Agreement which expands Percom's Sprint PCS territory to include the markets set forth on Attachment B.

     vii. Election to Board. Immediately prior to the Closing, Telcom, as the sole stockholder of PCS Holdings, will, after consultation with the lead underwriters for PCS Holding's proposed public offering, elect one of the non-Percom members of the Bright PCS Management Committee to the board of Directors of PCS Holdings.

     viii. Advisory Board. Immediately after Closing the Board of PCS Holdings will appoint a seven (7) person Advisory Board to monitor and review the status of PCS Holdings in the current Bright PCS service area. The initial Advisory Board shall consist of those members who are currently on the management committee of Bright PCS. The Advisory Board will meet at least quarterly with a board member from PCS Holdings and other PCS Holdings management deemed necessary to keep the advisory board informed and updated. The Advisory Board members will be appointed annually during the annual Com Net Inc. shareholder's meeting according to the majority rule of those eligible to vote for Com Net Inc. directors. Provided, however, that the Board of PCS Holdings shall no longer be required to comply with the provisions of this Section 3B.viii. from and after the time that the Bright Holders collectively own seventy-five percent (75%) or less of the Shares issued to them pursuant to Section 2B. hereof.

     Section 4 Representations and Warranties of Telcom, Percom, and PCS Holdings. Each of Telcom, Percom, and PCS Holdings represents and warrants to the Bright Holders with respect to each of the following provisions of this
Section 4, at and as of the Agreement Date and (except for those made with reference to a specific date) again at and as of the Closing Date:

     4A. Organization and Corporate Power; Licenses. Each of Telcom, Percom, and PCS Holdings is duly organized, validly existing and in good standing under the laws of the state of its incorporation and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. Each of Telcom, Percom, and PCS Holdings has all requisite corporate power and authority, and all Licenses, necessary to own and operate its properties, to carry on its business as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

     4B. Authorization. Each of Telcom, Percom, and PCS Holdings has all necessary corporate power and has been duly authorized by all necessary and appropriate action to enter into this Agreement and to consummate the transactions contemplated herein and therein. The officers of Telcom, Percom, and PCS Holdings executing this Agreement on behalf of such corporations have been duly authorized by all necessary and appropriate corporate action. This Agreement is a valid and binding obligation of each of Telcom, Percom, and PCS Holdings, enforceable against it in accordance with its terms, except insofar as enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditor's rights generally or by general principles of equity.

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

     4C. Capital Stock and Related Matters.

     i. As of the date of this Agreement, the authorized capital stock of Telcom consists of (a) 200,000 shares of Class A Common Stock, of which 99,726 shares are issued and outstanding; and (b) 500,000 shares of Class B Common Stock, of which 299,178 shares are issued and outstanding.

     ii. As of the Closing, Telcom will not have outstanding any stock or securities convertible or exchangeable into any shares of its stock or containing any profit participation features, nor will it have outstanding any rights, warrants, or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except as set forth in Section 4C of the Disclosure Letter. As of the Closing, Telcom will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options, or other rights to acquire its stock, except as set forth on Section 4C of the Disclosure Letter. As of the Closing and immediately thereafter, all of the outstanding shares of Telcom's stock shall be validly issued, fully paid and nonassessable.

     iii. There are no agreements among Telcom stockholders with respect to the voting or transfer of Telcom's capital stock, or with respect to any other aspect of Telcom's affairs, except as set forth in Section 4C of the Disclosure Letter.

     iv. As of the Closing and immediately thereafter (assuming that the transactions contemplated herein have been completed and share issuances have been undertaken in the matter contemplated herein), the authorized and issued capital stock of PCS Holdings will consist of (a) 125,000,000 shares of Class A Common Stock, of which no shares shall be issued and outstanding; (b) 75,000,000 shares of Class B common stock, of which 50,000,000 shares shall be issued and outstanding; and (c) 10,000,000 shares of preferred stock, of which no shares shall be issued and outstanding. As of the Closing, PCS Holdings will not have outstanding any stock or securities convertible or exchangeable for any shares of its stock or contain any profit participation features, nor shall it have outstanding any rights, warrants, or options to subscribe for or to purchase its stock or any stock or securities convertible into or exchangeable for its stock or any stock appreciation rights or phantom stock plans, except as set forth in Section 4C of the Disclosure Letter. As of the Closing, PCS Holdings will not be subject to any obligation to repurchase or otherwise acquire or retire any shares of its stock or any warrants, options, or other rights to acquire its stock, except as set forth in Section 4C of the Disclosure Letter. As of the Closing and immediately thereafter, all of the outstanding shares of PCS Holdings stock shall be validly issued, fully paid and nonassessable.

     v. There are no agreements among PCS Holdings stockholders with respect to the voting or transfer of PCS Holdings' capital stock or with respect to any other aspect of PCS Holdings' affairs except as set forth herein or as set forth in Section 4C of the Disclosure Letter.

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

     vi. Except as set forth in Section 4C of the Disclosure Letter, Telcom owns all of the issued and outstanding shares of the capital stock of Percom.

     vii. Percom owns the full record and beneficial interest in the Telcom Shares, free and clear of all pledges, options, liens, security interests and encumbrances of any nature.

     4D.  Subsidiaries;   Investments.  Section  4D  of  the  Disclosure  Letter
correctly  sets  forth the name of each  Subsidiary  of  Telcom,  Percom and PCS
Holdings, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority and all material Licenses necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted, and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify, except for any jurisdiction with respect to which the failure to qualify would not have a Material Adverse Effect. All of the outstanding shares of stock of each Subsidiary are validly issued, fully paid and nonassessable, and all such shares are owned by the Persons indicated on Schedule 4D free and clear of any lien, charge or encumbrance except as disclosed in Section 4D of the Disclosure Letter.

     4E. No Breach. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the terms and conditions hereof (a) conflict with or will result in a breach of any terms, conditions or provisions of (i) the Governing Documents of Telcom, Percom or PCS Holdings, any agreement with shareholders, or any other agreement, contract, indenture, mortgage, deed, easement, order, judgement, decree, arbitration award, statute, regulation or instrument to which Telcom, Percom or PCS Holdings is a party or by which the assets of Telcom, Percom or PCS Holdings are bound, in each case except as to matters that would not be reasonably expected to have a Material Adverse Effect on any such Person or affect the ability of Telcom, Percom, or PCS Holdings to consummate the transactions contemplated herein, or (b) constitutes or will constitute a violation or default under, or create a right to terminate, any of the foregoing, except as to matters that would not be reasonably expected to have a Material Adverse Effect or affect the ability of Telcom, Percom, or PCS Holdings to consummate the transactions contemplated herein. Except as set forth in
Section 4E of the Disclosure Letter, no consent or approval, authorization, order, registration or qualification of any governmental entity or any other Person is required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Telcom, Percom, or PCS Holdings.

     4F. Shares. The issuance, sale or delivery of the Shares and the Telcom Shares hereunder are not subject to any preemptive right of any Person or to any contractual right of first refusal or other right in favor of any Person. The Shares to be issued by PCS Holdings, upon delivery of the contributions described in Section 2 to PCS Holdings, will be validly issued, fully paid and non-assessable.

     4G. Financial Statements. Telcom and Percom has heretofore delivered to the Bright Holders the following financial statements:

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

     i. the audited consolidated balance sheets of Telcom and Percom as of December 31, 1999, and the related statements of income and cash flows (or the equivalent) for the twelve-month period then ended;

     ii. the unaudited consolidated balance sheets of Telcom and Percom as of March 31, 2000 (the "Latest Balance Sheet"), and the related statements of income and cash flows (or the equivalent) for the three-month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of Telcom and Percom (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present, in all material respects, the consolidated financial condition of Telcom and Percom, as the case may be, as of the dates thereof and the consolidated results of operations and cash flows of Telcom and Percom for the period shown therein, except that the financial statements in item ii above are subject to the absence of footnotes and to normal year-end audit adjustments.

     As of this date and immediately prior to the Closing, PCS Holdings (i) will have no material assets, liabilities or obligations, (ii) will not be a party to any material contracts and (iii) will not have engaged in any business operations, except that PCS Holdings will adopt a stock option plan and will have granted stock options as set forth on Section 4C of the Disclosure Letter.

     4H. Absence of Undisclosed Liabilities. Except as set forth in Section 4H of the Disclosure Letter, Telcom, Percom, and PCS Holdings do not, and upon consummation of the transactions contemplated herein, will not have any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a material liability), (iii) obligations which are required to be performed by Telcom, Percom or PCS Holdings after the date hereof, pursuant to the terms of contracts to which Telcom, Percom or PCS Holdings is then a party, and (iv) other liabilities and obligations disclosed in the Disclosure Letter or contemplated by this Agreement.

     4I. No Material Adverse Change. Except as set forth in Section 4I of the Disclosure Letter, since the date of the Latest Balance Sheet, there has been no material adverse change in the financial condition, assets, business, liabilities, or operations of Telcom and its Subsidiaries taken as a whole.

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

     4J. Absence of Certain Developments.

     i. Except as expressly  contemplated  by this  Agreement or as set forth in
     Section 4J of the Disclosure Letter, since the date of the Latest Balance Sheet, neither Telcom nor any Subsidiary has:

          (a) issued any notes, bonds or other debt securities or any equity securities or any securities convertible, exchangeable or exercisable into any equity securities;

          (b) borrowed any amount or incurred or become subject to any liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

          (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability, other than current liabilities paid in the ordinary course of business;

          (d) except as otherwise contemplated herein, declared or made any payment or distribution of cash or other property to its stockholders with respect to its stock or purchased or redeemed any shares of its stock or any warrants, options or other rights to acquire its stock;

          (e) mortgaged or pledged any of its properties or assets or subjected them to any lien, security interest, charge or other encumbrance, except liens for current property taxes not yet due and payable;

          (f) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any debts or claims;

          (g) sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any proprietary confidential information to any Person, other than pursuant to a license arrangement or agreement made in the ordinary course of business or pursuant to a non-disclosure arrangement or agreement made in the ordinary course of business or in connection with the negotiations under this Agreement; or

          (h) suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice.

     ii. No officer, director, employee or agent of Telcom or any of its Subsidiaries has been or is authorized to make or receive, nor is any such person making or receiving, any bribe, kickback or other illegal payment related to Telcom or its Subsidiaries or the conduct of their business.

     4K. Assets. Except as set forth in Section 4K of the Disclosure Letter, Telcom and each Subsidiary have, and upon consummation of the transactions contemplated herein, will have, good and marketable title to, or a valid leasehold interest, license, or right of way in, the properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter.

     4L.  Tax  Matters.  Except as set  forth in  Section  4L of the  Disclosure
Letter: Telcom and each Subsidiary have timely filed all Tax Returns that they are required to file under applicable laws and regulations; all such Tax Returns are complete and correct in all material respects; Telcom and each Subsidiary have timely paid all Taxes shown on such Tax Returns to be due and have withheld and paid over all material Taxes that they are obligated to withhold and pay over from amounts paid or owing to any employee, stockholder, creditor or other third party; neither Telcom nor any Subsidiary has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Neither Telcom nor any of its Subsidiaries has made an election under ss.341(f) of the IRC. Neither Telcom nor any of its Subsidiaries is a party to or bound by any obligation under any Tax sharing, Tax allocation or indemnification agreement to which any Person other than Telcom or one or more of its Subsidiaries is a party.

     4M. Litigation, etc. Except as set forth in Section 4M of the Disclosure Letter, there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of Telcom's or Percom's knowledge, threatened against or affecting Telcom or any Subsidiary (or to the best of Telcom's and Percom's knowledge, pending or threatened against or affecting any of the officers, directors or employees of Telcom or any of its Subsidiaries with respect to their businesses or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement); neither Telcom nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Telcom's and Percom's knowledge, any governmental investigations or inquiries (including inquiries as to the qualification to hold or receive any license or permit).

     4N. Compliance with Laws. Except as set forth in Section 4N of the Disclosure Letter, neither Telcom nor any Subsidiary has violated any law or any governmental regulation or requirement which violation could reasonably be expected to have a Material Adverse Effect, and neither Telcom nor any Subsidiary has received written notice of any such violation or of any violation of a law, regulation or requirement. Except as set forth in Section 4N of the Disclosure Letter, none of Telcom, Percom nor any Subsidiary has received any notice with respect to any remediation of any environmental condition or any fine or penalty with respect thereto, and to the knowledge of Telcom and Percom, neither Telcom nor any Subsidiary is required under any applicable federal, state or local environmental law or regulation as currently in effect to remediate any environmental condition or to pay any fine or penalty with respect thereto.

     4O. Affiliated Transactions. Except as set forth in Section 4O of the Disclosure Letter, no officer, director, shareholder or Affiliate of Telcom or any Subsidiary or any individual related by blood or marriage to any such Person or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with Telcom or any Subsidiary or has any material interest in any material property used by Telcom or any Subsidiary.

     4P. Transfers of Contributed Properties. There is no plan or intention by PCS Holdings to dispose of any of the Percom shares or Bright Units contributed to it for its shares as described in Section 2, and PCS Holdings will use the assets of Bright PCS in the actual conduct of a trade or business.

     4Q. No Intention to Redeem. There is no current plan or intention on behalf of PCS Holdings to redeem or otherwise reacquire any of the Shares issued pursuant to the transactions described in Section 2 hereof.

     4R. Disclosure. Neither this Agreement nor the Disclosure Letter, nor any of the schedules, attachments, written statements, documents, certificates or other items delivered by Telcom or any Subsidiary with respect to the transactions contemplated hereby, contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading.

     Section 5 Representations and Warranties of the Bright Holders. Each of the Bright Holders represents and warrants to Telcom, Percom, and PCS Holdings with respect to each of the following at and as of the Agreement Date and (except for those made with reference to a specific date) again at and as of the Closing
Date:

     5A. Organization and Corporate Power. Each of the Bright Holders which is an entity represents and warrants that it is duly organized and validly existing under the laws of the state of its organization and has been duly authorized by all necessary and appropriate action to enter into this Agreement and to consummate the transactions contemplated herein. Each of the Bright Holders which is an entity represents and warrants that the officer executing this Agreement on behalf of it has been duly authorized by all necessary and appropriate action. Each of the Bright Holders represents and warrants that this Agreement is a valid and binding obligation of it, enforceable against it in accordance with its terms, except insofar as enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditor's rights generally or by general principles of equity.

     5B. Authorization; No Breach. Each of the Bright Holders represents and warrants that neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby and thereby nor the fulfillment of or compliance with the terms and conditions hereof and thereof
(a) conflict with or will result in a breach of any of the terms, conditions or provisions of (i) its Governing Documents (if such Bright Holder is an entity) or (ii) any agreement, contract, indenture, mortgage, deed, easement, order, judgement, decree, arbitration award, statute, regulation or instrument to which it is a party or by which it or its assets are bound, or (b) constitutes or will constitute a violation or default or create a right of termination under any of the foregoing, except as to matters that would not be reasonably expected to have a Material Adverse Affect or affect the ability of such Bright Holder to consummate the transactions contemplated herein. Other than the approvals set forth in Section 4E of the Disclosure Letter or as contemplated in Sections 7B and 7C hereof, no consent or approval, authorization, order, regulation or qualification of any governmental entity or any other Person is required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby.

     5C. Ownership of Units. Each of the Bright Holders represents and warrants that it owns the Units in Bright as set forth opposite its name on Attachment A hereto free and clear of any lien, pledge, option, charge, or encumbrance of any kind or nature, except as disclosed in Section 5C of the Disclosure Letter. Except as set forth in Section 5C of the Disclosure Letter or as set forth in the Operating Agreement of Bright PCS, no Bright Holder has granted any right or option to any other party to acquire such Bright Holders' interests in or to the Units held by it, which right or option shall be effective after the Agreement Date. There are no rights of first refusal which cover the Contribution or the Exchange.


     5D. Investment Representations. Each Bright Holder acknowledges that the Shares have not been and will not be registered or qualified under the Securities Act or any state securities laws and are offered in reliance upon an exemption from registration under Regulation D of the Securities Act and similar state law exceptions. Except as set forth in Section 7J hereof, the Shares to be received by the Bright Holders hereunder will be held by each Bright Holder for investment purposes only for its own account, and not with a view to or for sale in connection with any distribution of the Shares, and each Bright Holder acknowledges that the Shares cannot be sold or otherwise disposed of unless they are subsequently registered under the Securities Act or pursuant to an exemption therefrom.

     5E. Accredited Investor. Each Bright Holder represents and warrants that it is an "accredited investor" within the meaning of Regulation D under the Securities Act and has the knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of receiving and owning the Shares and is able to bear the economic risk of such ownership and understands that an investment in Shares involves substantial risks.

     5F. Availability of Information. There has been made available to such Bright Holder and its respective advisors the opportunity to ask questions of, and receive answers from, such Bright Holder concerning the terms and conditions of the investment in the Shares, and to obtain the financial information with respect to Telcom's, Percom's, and/or PCS Holdings' assets, and any additional information, to the extent that Telcom, Percom, or PCS Holdings possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information given to such Bright Holder, or to otherwise make an informed investment decision, that such Bright Holder has had an opportunity to consult with counsel and other advisors about the investment in the Shares, and that all material documents, records and books pertaining to such investment have, on request, been made available to Telcom's, Percom's, and/or PCS Holdings and its respective advisors.

     5G. No General Solicitation. Each Bright Holder represents and warrants that neither it nor any of its advisors, is aware of or has engaged in any form of general solicitation or advertising with respect to sales of the Shares, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; and (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

     5H. Litigation. Each Bright Holder represents and warrants that there is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against it that questions the validity of this Agreement, which may affect the ability of it to consummate the transactions contemplated hereby or relates in any manner to the Units.

     5I. Brokerage. Except as set forth in Section 7J hereof, each Bright Holder represents and warrants that there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon it.

     5J. No Intention to Transfer Shares. Except as set forth in Section 7J hereof, each Bright Holder represents and warrants that it does not have any intention or plan, formally or informally, on the date hereof, to sell, exchange, dispose, or otherwise transfer any of the Shares received by it pursuant to this Agreement.

     5K. No Written Actions of Bright PCS. Each Bright Holder represents and warrants that it has not executed any written instrument which would evidence action in lieu of a meeting of the Bright PCS Members as authorized by Section
6.2.6 of the Bright PCS Operating Agreement. Furthermore, each Bright Holder who is authorized to appoint a manager under Section 5.3.7 of the Bright PCS Operating Agreement represents and warrants that such manager has not executed any written instrument which would evidence action in lieu of a meeting of the Managers of Bright PCS as authorized by Section 5.3.4 of the Bright PCS Operating Agreement.

     5L. Review of Draft Registration Statement. Each Bright Holder acknowledges that (i) PCS Holdings has advised it that PCS Holdings intends to file a registration statement no later than May 31, 2000 with the SEC to register shares of its Class A Common Stock, (ii) there can be no assurance that PCS Holdings will file the registration statement, that it will reach final agreement with one or more underwriters, that the SEC will declare the registration statement effective, or that the offering will successfully close,
(iii) neither PCS Holdings, nor any Affiliate or representative has given any assurance, or made any representation, as to the initial price per share of such public offering (if such offering takes place), and (iv) it has reviewed the draft registration statement dated April 21, 2000 (and acknowledges that the draft is subject to change).

     5M. Disclosure. Each Bright Holder represents and warrants that neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other items prepared or supplied to Telcom, Percom, or PCS Holdings by it with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading.

     Section 6 Closing.

     6A. Closing Date. The closings of the transactions contemplated by this Agreement shall take place at the offices of Arnall Golden & Gregory, LLP, at 1201 West Peachtree Street, Suite 2800, Atlanta, Georgia 30309-3450, or at such other place as shall be mutually agreed upon by the parties, on May 26, 2000, (or, in the event that any other conditions to the obligations of the any party to close as provided hereunder shall not have been met at such date, then on the date which is no later than three (3) business days following the date on which such conditions shall have been satisfied or waived by the party whose obligations are so conditioned) or at such other date and time as to which the parties may agree (the "Closing Date").

     6B. Deliveries by PCS Holdings at the Closing. At the Closing, PCS Holdings shall deliver the following documents:

     i. A certificate of the President of PCS Holdings certifying that its representations and warranties are true and correct in all material respects as of the Closing Date and that it has performed or complied, in all material respects, with all of its respective agreements and obligations required by this Agreement to be performed or complied with by it prior to or at the Closing;

     ii. A certified copy of resolutions the Board of Directors of PCS Holdings, authorizing the execution and delivery of this Agreement and the performance of the obligations of PCS Holdings hereunder;

     iii. Certificates representing the Shares to be issued to the Bright Holders or the Permitted Transferees (as defined in Section 7J hereof);

     iv. Certificates representing the Shares to be issued to Telcom;

     v. All third party and governmental consents necessary or appropriate to consummate the transactions contemplated herein; and

     vi. Those other closing documents required to be executed by it or as may otherwise be reasonably necessary or appropriate to consummate the transactions contemplated herein.

     6C. Deliveries by Percom at the Closing. At the Closing, Percom shall deliver the following documents:

     i. a certificate of the President of Percom, certifying that its representations and warranties are true and correct in all material respects as of the Closing Date and that it has performed or complied, in all material respects, with all of its respective agreements and obligations required by this Agreement to be performed or complied by it prior to or at the Closing;

     ii. certified copy of the resolutions of the Board of Directors of Percom, authorizing the execution delivery of this Agreement and the performance of the obligations of Percom hereunder;

     iii. certificates representing the Telcom Shares to be issued to the Bright Holders or the Permitted Transferees;

     iv. all third party and governmental consents necessary or appropriate to consummate the transactions contemplated herein; and

     v. those other  closing  documents  required to be executed by it or as may
     otherwise  be  reasonably   necessary  or  appropriate  to  consummate  the
     transactions  contemplated herein.

     6D. Deliveries by Telcom at the Closing. At the Closing, Telcom shall deliver the following documents:

     i. a certificate of the President of Telcom, certifying that its representations and warranties are true and correct in all material respects as of the Closing Date and that it has performed or complied, in all material respects, with all of its respective agreements and obligations required by this Agreement to be performed or complied with by it prior to or at the Closing;

     ii. a certified copy of the resolutions of the Board of Directors of Telcom, authorizing the execution and delivery of this Agreement and the performance of the obligations of Telcom hereunder;

     iii. stock power(s) or other appropriate transfer documents evidencing the transfer of the Percom Shares to PCS Holdings.

     iv. all third party and governmental consents necessary or appropriate to consummate the transactions contemplated herein; and

     v. those other  closing  documents  required to be executed by it or as may
     otherwise  be  reasonably   necessary  or  appropriate  to  consummate  the
     transactions contemplated herein.

     6E. Deliveries by the Bright Holders at the Closing. At the Closing, each Bright Holder shall deliver the following documents:

     i. A certificate of such Bright Holder and each Permitted Transferee, as appropriate, certifying that the representations and warranties of such Bright Holder contained in this Agreement are true and correct in all material respects as of the Closing Date and that it has performed, in all material respects, all of its respective agreements and obligations required by this Agreement to be performed or complied with by it prior to or at the Closing;

     ii. A certified copy of resolutions of the Board of Directors of such Bright Holder (if a corporation) authorizing the execution and delivery by it of this Agreement and the performance of the obligations of it hereunder;

     iii. Executed Unit Assignments, in the form of Attachment C attached hereto, evidencing the transfer and assignment of the Units to PCS Holdings and/or Percom, as applicable and as set forth on Attachment A hereto;

     iv. All third party and governmental consents necessary or appropriate to consummate the transactions contemplated herein;

     v.  Resignations  of all the members of the Management  Committee of Bright
     PCS.

     vi. Those other closing  documents  required to be executed by it or as may
     otherwise  be  reasonably   necessary  or  appropriate  to  consummate  the
     transactions contemplated herein.

     Section 7 Covenants; Additional Agreements.

     7A. Implementing Agreement. Subject to the terms and conditions hereof, each party hereto shall use its best efforts to take all action required of it to fulfill its obligations under the terms of this Agreement and to facilitate the consummation of the transactions contemplated hereby.

     7B. HSR Act Filings. Each of the parties hereto shall use reasonable efforts to prepare and, as soon as practicable after the Agreement Date, file with the Federal Trade Commission and the Antitrust Division of the Department of Justice any materials and information required to be filed with or provided pursuant to the HSR Act with respect to the transactions contemplated by this agreement. Each of the parties hereto shall promptly supply any additional information which may be required or requested of it in connection with the HSR Act filings.

     7C. RTFC Filings. Each of the parties hereto shall use reasonable best efforts to prepare and, as soon as practicable after the Agreement Date, file with the RTFC any applications necessary to obtain the RTFC Consent.

     7D. Lockup Agreement. Except as may be provided in the Registration Rights Agreement described in Section 7L hereof, each of the Bright Holders agrees for the benefit of PCS Holdings not to effect any sale or distribution of any Shares, or any securities convertible into or exchangeable or exercisable for Shares, including a sale pursuant to Rule 144 under the Securities Act (or any similar provision then in force), during the ten days before and the 180 days after any underwritten registration of shares of common stock of PCS Holdings has become effective. Each of the Bright Holders authorizes the Bright Holders Representative (as defined below) to execute such documentation as may reasonably be requested by PCS Holdings, its underwriters, or its counsel to more appropriately evidence the foregoing.

     7E. Bright Holders Representative. After the Closing, Lonnie Pedersen shall be the representative of the Bright Holders (the "Bright Holders Representative"). By execution of this Agreement, each of the Bright Holders irrevocably grants to the Bright Holders Representative an irrevocable proxy coupled with an interest with respect to the Shares and the Telcom Shares to be issued to them pursuant to this Agreement, to vote such Shares and the Telcom Shares, to execute consents, waivers or releases with respect thereto, and to exercise all other shareholder rights with respect thereto, which proxy shall continue in full force and effect until the earlier of (i) the consummation of a public offering of stock of Horizon PCS, or (ii) December 31, 2000. Additionally, during the period set forth in the previous sentence (i) each of the Bright Holders irrevocably grants to the Bright Holders Representative a proxy to enter into such additional documents and instruments as may be necessary or appropriate (including, without limitation, amendments to this

Agreement), to consummate the transactions contemplated herein (provided, however, that such proxy shall not be applicable to any action or undertaking that does not affect all of the Bright Holders in a pro rata fashion); and (ii) all communications with the Bright Holders pursuant to the terms of this Agreement (including, without limitation, communication with respect to the provisions of Article 8 hereof) shall be directed to the Bright Holders
Representative, who shall be delegated the authority to act as the representative of the Bright Holders in their capacity as Indemnifying Persons or Indemnified Persons hereunder. The Bright Holders further acknowledge and agree that they shall be bound by any and all actions taken by the Bright Holders Representative in resolving all disputes or other issues between the Bright Holders, on the one hand, and Telcom, Percom, and PCS Holdings, on the other hand, pursuant to the provisions of Article 8 hereof or otherwise under this Agreement. Telcom, Percom, and PCS Holdings shall be entitled to rely upon any communication or writings given or executed by the Bright Holders Representative. All notices to be sent to the Bright Holders pursuant to Article 9 hereof pursuant to this Agreement may be addressed to the Bright Holders Representative and any notice so sent shall be deemed notice to all of the Bright Holders.

     7F. Access to Information. At all times before the Closing Date, each of Telcom, PCS Holdings and Percom shall provide the Bright Holders, through the Bright Holders Representative, with reasonable access to those properties, files, books, records and other materials relating to Telcom, PCS Holdings and Percom and their businesses and the right to examine and inspect such materials as the Bright Holders may deem appropriate (and make copies of the same).

     7G. Representations and Warranties, Supplemental Information. From time to time prior to the Closing, each party shall promptly disclose in writing to the other any matter hereafter arising which, if existing, occurring or known at the Agreement Date would have been required to be disclosed to the other or which would render inaccurate any of the representations, warranties or statements set forth herein.

     7H. Tax Free Transfers. The parties intend that the Contribution will be part of a single integrated transaction in which no gain or loss will be recognized pursuant to IRC Section 351, and the parties agree that they will prepare and file their Federal and state income tax returns in a manner consistent with such characterization. Further, each of the Bright Holders agrees to provide to PCS Holdings a statement setting forth the amount of such Bright Holders' tax basis in the Units so that PCS Holdings can determine its tax basis in such Units in accordance with IRC Section 362. Each Bright Holder agrees to file the information required by Treasury Regulation ss. 1.351-3 for its Federal income tax return for the taxable year of the contribution, and PCS Holdings agrees to furnish to each Bright Holder information necessary to enable each Bright Holder to comply with the information reporting requirements of Treasury Regulation ss. 1.351-3.

     7I. Disclosure Letter. The parties hereto shall supplement or amend the Disclosure Letter from time to time prior to the Closing; provided, however, that any such supplement or amendment (which does not represent an immaterial update of matters arising in the ordinary course of business) shall not affect any rights that the parties may have under this Agreement, whether relating to closing conditions, indemnification or otherwise.

     7J. Limited Transferability of Units in Bright PCS. Subject to the further provisions of this Section 7J, no Bright Holder will sell, page, hypothecate, convey, or otherwise transfer any Unit to any person or entity before the Closing. Notwithstanding anything in this Agreement to the contrary, the parties hereto agree that Percom and each of the Bright Holders may transfer, for no consideration, a limited number of the Units of Bright PCS to one or more of their key employees, officers, or directors (each such transferee a "Permitted Transferee" and each such transaction a "Permitted Unit Transfer"), subject to the following terms and conditions:

     (i) Each Permitted Unit Transfer must be accomplished on or before May 19, 2000 (the "Permitted Unit Transfer Period"), and PCS Holdings must be provided prompt written notice of each Permitted Unit Transfer, which notice shall include the name and address of the Permitted Transferee, together with the number of Units transferred;

     (ii) Percom and each of the Bright Holders may not transfer more than an aggregate of 10% of the Units owned by it to Permitted Transferees;

     (iii) Percom and each of the Bright Holders may make Permitted Unit Transfers to only one individual for each 500 Units owned by such transferor, provided that each Bright Holder shall be permitted to make a Permitted Unit Transfer to at least one (1) Permitted Transferee; and

     (iv) Each Permitted Transferee must, as a condition precedent to the effectiveness of a Permitted Unit Transfer, execute a receipt and acknowledgement letter in form and substance satisfactory to PCS Holdings and its counsel, evidencing each Permitted Transferee's acknowledgement and agreement that each Unit received in a Permitted Unit Transfer is specifically subject to the terms and conditions of this Agreement and the Bright PCS Operating Agreement, and that, by acceptance of a Unit received in a Permitted Unit Transfer, the Permitted Transferee agrees to be bound by, and shall perform all of the appropriate obligations under, this Agreement and the Bright PCS Operating Agreement with respect to the Units transferred to him or her pursuant to a Permitted Unit Transfer.

     The parties hereto also agree that the Bright Holders will, immediately to the Closing, assign to JSI Capital Advisors LLC, the Bright Holders' independent financial advisor ("JSI") 140 Units. Such transfer, if accomplished in accordance with the foregoing, shall also be a "Permitted Unit Transfer" and JSI shall also be a "Permitted Transferee", provided that (i) PCS Holdings must be provided with prompt written notice of such transfer, and (ii) JSI must execute a receipt and acknowledgement letter as contemplated in Section 7J.(iv) above, in form and substance reasonably satisfactory to PCS Holdings and its counsel.

     In addition, the parties further agree that ComNet, Inc. may distribute any of the Units owned by it to its shareholders before the Closing, which transaction, if accomplished, shall be a "Permitted Unit Transfer" and the recipients of such Units shall be "Permitted Transferees", provided that (i) PCS Holdings is provided prompt written notice of such transfers, and (ii) such recipients must execute a receipt and acknowledgement letter as contemplated in
Section 7J.(iv) above, in form and substance reasonably satisfactory to PCS Holdings and its counsel.

     The parties hereto acknowledge and agree that Attachment A to this Agreement shall be updated as soon as practicable after the expiration of the Permitted Unit Transfer Period, and again immediately prior to the Closing, to appropriately evidence the correct ownership of Units and the appropriate disposition thereof pursuant to the terms and conditions of this Agreement.

     Percom and each of the Bright Holders hereby (a) approves all permitted Unit Transfers made pursuant to this Section 7J, (b) waives any and all notices, waiting periods, rights of first offer or refusal set forth in Section 11 of the Bright PCS Operating Agreement, and (c) approves the admission of each Permitted Transferee as a Member (as defined in the Bright PCS Operating Agreement) of Bright PCS.

     7K. Continued Applicability of Certain Provisions of Bright PCS Operating Agreement to Shares. Notwithstanding anything in this Agreement to the contrary, each of the Bright Holders acknowledge and agree that, from the date hereof until the earlier of (i) the effectiveness of a public offering of stock of Horizon PCS, or (ii) December 31, 2000, the provisions of Article 11 of the Bright PCS Operating Agreement, which set forth certain restrictions upon transfer of the Units and which set forth certain rights of first refusal with respect to any contemplated transfer of the Units, shall be applicable to the Shares received by the Bright Holders, such that such shares shall likewise be subject to certain restrictions upon transfer, and shall also be subject to certain rights of first refusal.

     7L. Registration Rights Agreement. At the Closing, Holdings and the Bright Holders shall execute a Registration Rights Agreement in the form of Attachment D hereto.

     Section 8 Indemnification.

     8A. Indemnification by Telcom, Percom, and PCS Holdings. Subject to the terms, conditions and limitations of this Section 8, the Telcom, Percom, and PCS Holdings jointly and severally shall indemnify the Bright Holders and their respective officers, directors, trustees, employees, agents and representatives (the "Bright Holders Indemnified Parties") against, and agree to hold each of them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any of the following (in each case so long as notice of a claim for indemnification is made in good faith during the survival period set forth in Section 9E):

     i. any breach of any representation or warranty made by Telcom, Percom, or PCS Holdings in this Agreement; or

     ii. any breach, inaccuracy, or failure by Telcom, Percom, or PCS Holdings to perform any covenant or obligation of Telcom, Percom, or PCS Holdings under this Agreement.

     8B. Indemnification by the Bright Holders. Subject to the terms, conditions and limitations of this Section 8, each Bright Holder shall severally indemnify Telcom, Percom, and PCS Holdings and their Affiliates and their respective officers, directors, trustees, employees, agents and representatives (the "Telcom Indemnified Parties") against, and agree to hold each of them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any of the following (in each case so long as notice of a claim for indemnification is made in good faith during the survival period set forth in Section 9E):

     i. any breach of or any inaccuracy in any representation or warranty made by such Bright Holder in this Agreement;

     ii. any breach of or failure by such Bright Holder to perform any covenant or obligation of it under this Agreement; or

     iii. any action taken by Bright Holders' Representative purporting to act in his capacity as such and any claim by any person that the Bright Holders' Representative acted outside his duties.


     8C. Claims. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement the Indemnified Person shall promptly give notice to the Indemnifying Person of such claim and the amount the Indemnified Person believes it is entitled to receive hereunder from the Indemnifying Person; provided that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this
Section 8, except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. If the Indemnifying Person does not object in writing to such indemnification claim within 30 calendar days of receiving notice thereof, the Indemnified Person shall be entitled to recover promptly from the Indemnifying Person the amount of such claim, and no later objection by the Indemnifying Person shall be permitted. If the Indemnifying Person agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover promptly from the Indemnifying Person the lesser amount, without prejudice to the Indemnified Person's claim for the difference. Any claim under this Section 8 must be made on or prior to the end of the survival period set forth in Section 9E. No claim may be delivered in writing against an Indemnifying Person under this Section 8 until the aggregate amount of all such claims equals at least $100,000 at which time the Indemnifying Person shall be liable for all claims including the initial $100,000 in claims (the "Basket"), and the maximum Losses (other than a breach of the representations set forth in Section 4C and 5C) which an Indemnifying Person shall be obligated to pay under the provisions hereof shall be limited to $9,000,000 in the aggregate (the "Cap"); provided, however, that the Basket and the Cap shall not be applicable to a breach of the representations and warranties set forth in Sections 4C.vi, 4C.vii, and 5C hereof.

     8D. Assumption of Defense. The Indemnifying Person may, at its own expense,
(a) participate in the defense of any claim, suit, action or proceeding and (b) upon notice to the Indemnified Person and the Indemnifying Person's delivering to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification pursuant to Section 8A or 8B for all Losses arising out of such claim, suit, action or proceeding, assume the defense thereof; provided, however, that (i) the Indemnifying Person's counsel is reasonably satisfactory to the Indemnified Person and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Person shall pay the fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

     8E. Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any such claim, suit, action or proceeding of the kind referred to in
Section 8D shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, that no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent, which consent will not be unreasonably withheld or delayed. The Indemnified Person will give the Indemnifying Person at least 10 days' notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided, however, that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding and any and all Losses in connection therewith in excess of the amount of unindemnifiable Losses which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

     8F. Failure of Indemnifying Person to Act. In the event that the Indemnifying Person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

     8G. No Set-Off. The indemnification obligations of the parties hereunder shall be limited as set forth herein and no party shall be entitled to set-off such indemnification obligations or any other amounts against any amounts owed to such party by any other party.

     8H. Exclusive Remedy. The remedies provided for in this Article 8 shall be the sole and exclusive remedy for the indemnified parties with respect to any claim under this Agreement, except for equitable claims or claims based on fraud.

     Section 9 Miscellaneous.

     9A. Transfer and Similar Taxes. All sales, use, stock, stamp, transfer, registration or similar taxes or duties, if any, resulting from the transfer by Telcom, Percom or the Bright Holders of property described in Section 2 hereof shall be paid by PCS Holdings.

     9B. Complete Agreement. This Agreement (including the Exhibits hereto, if any, and the Disclosure Letter) represents the entire agreement between the parties hereto covering everything agreed upon or understood in this transaction and all other prior agreements, written or oral are merged into this Agreement. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof in effect between the parties.

     9C. Authorized Signatories. The persons executing this Agreement for and on behalf of the parties hereto each represent that they have the requisite authority to bind the entities on whose behalf they are signing.

     9D. Termination. In the event that for any reason the Closing does not occur on or before August 31, 2000, then any party, if not then in breach of its obligations under this Agreement, may terminate this Agreement by giving written notice thereof to the other party; provided, however, that no such termination shall relieve either party of liability for any breach of its obligations hereunder prior to such termination.

     9E. Survival of Representations, Warranties, and Covenants. Regardless of any investigation made by any party or on its behalf, all representations, warranties, and covenants contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, until June 30, 2001 in the case of all matters other than the representations and warranties set forth in Sections 4C and 5C hereof, and indefinitely in the case of the representations and warranties set forth in Sections 4C.vi, 4C.vii, and 5C hereof.

     9F. Successors and Assigns. This Agreement may not be assigned by any Bright Holders, other than as contemplated in Section 7J hereof or to a wholly-owned subsidiary entity of such Bright Holder, without the written consent of Telcom, Percom, and PCS Holdings. This Agreement may not be assigned by Telcom, Percom, or PCS Holdings without the consent of the Bright Holders Representative. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     9G. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     9H. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

     9I. Descriptive Headings: Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

     9J. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to conflicts of laws principles.

     9K. Amendment. No change or addition shall be made to this Agreement except by a written agreement executed by Telecom, Percom, PCS Holdings, and the Bright Holders Representative.

     9L. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties hereto at the address indicated below:

                  To Telcom, Percom, or PCS Holdings:

                                    68 East Main Street
                                    Chillicothe, Ohio 45601-0480

                  With a copy to (which shall not constitute notice):

                                    Arnall Golden & Gregory, LLP
                                    Suite 2800
                                    1201 West Peachtree Street
                                    Atlanta, Georgia 30309-3450
                                    Attn:   Stuart C. Johnson, Esq.
                                    Fax:    404-873-8712

                  If to Bright Holders, to the Bright Holders Representative at:

                                    Lonnie Pedersen
                                    Telephone Service Company
                                    Willipie Street
                                    P.O. Box 408
                                    Wapakoneta, Ohio 45895
                                    Fax:    419-739-2299

                  With a copies to (which shall not constitute notice):

                                    William King
                                    JSI Capital Advisors, LLC
                                    66 Hanover Street, Suite 201
                                    Manchester, New Hampshire 03101
                                    Fax:    603-669-8543

                  and               Vorys, Sater, Seymour and Pease LLP
                                    52 East Gay Street
                                    Columbus, Ohio 43216-1008
                                    Attn:   Philip C. Johnston, Esq.
                                    Fax:    614-464-6350

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     9M. Expenses. Each party hereto will pay its own expenses (whether legal, tax, accounting, financial advice or otherwise) in connection with these transactions; provided, however, that PCS Holdings agrees to pay all reasonable costs and expenses incurred by the parties hereto to ComStock Valuation Advisors to perform valuation services with respect to the Telcom Shares and with respect to the valuation of PCS Holdings.

                         [signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                         HORIZON TELCOM, INC.


                         By: /s/ Thomas McKell
                             --------------------------------
                         Its: President


                         HORIZON PERSONAL COMMUNICATIONS, INC.


                         By: /s/ William C. McKell
                             --------------------------------
                         Its: President


                         HORIZON PCS, INC.


                         By: /s/ William C. McKell
                             -------------------------------
                         Its: President

                         BRIGHT HOLDERS REPRESENTATIVE:


                         ____________________________________
                         Name: ______________________________

                         BRIGHT HOLDERS:

                         [see separate signature pages]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                         HORIZON TELCOM, INC.


                         By: ____________________________
                         Its: ___________________________


                         HORIZON PERSONAL COMMUNICATIONS, INC.


                         By: ____________________________
                         Its: ___________________________


                         HORIZON PCS, INC.


                         By: ____________________________
                         Its: ___________________________

                         BRIGHT HOLDERS REPRESENTATIVE:


                         /s/ Lonnie D. Pedersen
                         --------------------------------
                         Name: Lonnie D. Perdersen

                         BRIGHT HOLDERS:

                         [see separate signature pages]

                         ARTHUR MUTUAL TELEPHONE CO.


                         By: /s/ Emil E. Schaffer
                         --------------------------------
                         Its: President

                         [see separate signature pages]

                         AYERSVILLE TELEPHONE CO.


                         By: /s/ Robert L. Zimmerman
                             -----------------------------
                         Its: President

                         [see separate signature pages]

                         BENTON RIDGE TELEPHONE CO.


                         By: /s/
                             -----------------------------
                         Its: President


                         [see separate signature pages]


                         By: /s/ Thomas N. Kipper
                            -----------------------------
                         Its: Vice President and GM

                         BRIGHT CHOICE, INC.


                         By: /s/ Danny J. Hammond
                             ----------------------------
                         Its: Vice President

                         [see separate signature pages]

                         BUCKLAND TELEPHONE CO.


                         By: /s/ Paul N. Sidney
                             ----------------------------
                         Its: Secretary, Buckland Telephone Board of Directors

                         [see separate signature pages]

                         COM NET, INC.


                         By: /s/ Mary Rekers/Mark J. Rekers
                             ------------------------------
                         Its: CEO

                         [see separate signature pages]

                         DOYLESTOWN TELEPHONE CO.


                         By: /s/ Thomas J. Brocker
                             ----------------------------
                         Its: President

                         [see separate signature pages]

                         FARMERS MUTUAL TELEPHONE CO.


                         By: /s/ Eric L. Dennison
                             ----------------------------
                         Its: Secretary

                         [see separate signature pages]

                         FT. JENNINGS TELEPHONE CO.


                         By: /s/ Shelby A. Berelsman
                             ----------------------------
                         Its: Secretary-Treasurer

                         [see separate signature pages]

                         GLANDORF TELEPHONE CO.


                         By: /s/ Thomas Ruhe
                             ----------------------------
                         Its: President

                         [see separate signature pages]

                         KALIDA TELEPHONE CO., INC.


                         By: /s/ Chris J. Phillilps
                             ----------------------------
                         Its: Manager

                         [see separate signature pages]

                         MCCLURE TELEPHONE CO.


                         By: /s/ Hugo Miller
                             ----------------------------
                         Its: President

                         [see separate signature pages]

                         MIDDLE POINT TELEPHONE CO.


                         By: /s/ Ronald Long
                             ----------------------------
                         Its: Manager

                         [see separate signature pages]

                         NEW KNOXVILLE TELEPHONE CO.


                         By: /s/ Mark Wellman
                             ----------------------------
                         Its: President

                         [see separate signature pages]

                         REACH OF OHIO, INC.


                         By: /s/ Sec/Treas.
                             ----------------------------
                         Its: Howard E. _________________

                         [see separate signature pages]

                         RIDGEVILLE TELEPHONE CO.


                         By: /s/ Gary M. Wendt
                             ----------------------------
                         Its: President

                         [see separate signature pages]

                         SHERWOOD MUTUAL TELEPHONE CO.


                         By: /s/ John B. _______________
                             ----------------------------
                         Its: Vice President

                         [see separate signature pages]

                         THE SYCAMORE TELEPHONE CO.


                         By: /s/ Richard D. Ekleberry
                             ----------------------------
                         Its: Vice President

                         [see separate signature pages]

                         TELEPHONE SERVICE CO.


                         By: _____________ Reder
                             ----------------------------
                         Its: President

                         [see separate signature pages]

                         VAUGHNSVILLE TELEPHONE CO.


                         By: /s/ Rex Welch
                             ----------------------------
                         Its: Plant Manager

                         [see separate signature pages]

                         WABASH COMMUNICATIONS, INC.


                         By: /s/ Robert M_______
                             ----------------------------
                         Its: Board Member

                         [see separate signature pages]


                         LIST OF SCHEDULES AND EXHIBITS
                         ------------------------------

Exhibit or Attachment               Description
---------------------               -----------

2.2  Contribution And Exchange Agreement

None                                Disclosure Letter
Attachment A                        Bright Holders and Number of Units Held
Attachment B                        New Percom Markets
Attachment D                        Form of Assignment of Units
Attachment D                        Form of Registration Rights Agreement





                AMENDMENT TO CONTRIBUTION AND EXCHANGE AGREEMENT

     THIS AMENDMENT is made as of May 19, 2000, by and among HORIZON PERSONAL COMMUNICATIONS, INC., an Ohio corporation ("Percom"), HORIZON TELCOM, INC., an Ohio corporation ("Telcom"), HORIZON PCS, INC., a Delaware corporation ("PCS Holdings") and Lonnie Pedersen (the "Bright Holders Representative").

                               W I T N E S S E T H

     WHEREAS, that certain Contribution and Exchange Agreement (the "Contribution and Exchange Agreement"), dated May 4, 2000, was entered into by and among Percom, Telcom, PCS Holdings, the Bright Holders Representative and certain persons listed on the Attachment to the Contribution and Exchange Agreement (collectively, the "Bright Holders"); and

     WHEREAS, Section 9K of the Contribution and Exchange Agreement allows the Contribution and Exchange Agreement to be amended by a written amendment executed by Percom, Telcom, PCS Holdings and the Bright Holders Representative; and

     WHEREAS, the parties to the Contribution and Exchange Agreement desire to amend the Contribution and Exchange Agreement.

     NOW, THEREFORE, in consideration of mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Terms used herein but not defined herein shall have the meaning set forth in the Contribution and Exchange Agreement.

     2. Section 7J(i) is hereby deleted in its entirety and replaced with the following:

     "Percom will promptly provide written notice to the Bright Holder Representative of its receipt of the Sprint PCS Consent ("Consent Notice"). Each Permitted Unit Transfer must be accomplished on or before the fifth business day after the receipt of the Consent Notice by the Bright Holders Representative (the Permitted Unit Transfer Period"), and PCS Holdings must be provided prompt written notice of each, which notice shall include the name and address of the Permitted Transferee, together with the number of units transferred."

     3. Item 4C (d) of the Disclosure Letter is hereby deleted in its entirety and replaced with the following:

     "In connection with the proposed grant by Sprint PCS of additional markets to Percom in Pennsylvania, New York and New Jersey, Sprint PCS will receive a warrant to acquire shares of the commons stock of PCS Holdings. It is currently contemplated that, in the event PCS Holdings conducts an IPO, Sprint PCS will receive a warrant to acquire 2,510,460 shares of PCS Holdings' Class A Common Stock at a per share exercise price equal to the price per share to the public in the IPO. If PCS Holdings does not close an IPO prior to July 31, 2003, Sprint PCS will receive warrants to purchase shares of Class A Common Stock equal to 3% of the shares of PCS Holdings' common stock outstanding, on a fully diluted basis, as of July 31, 2003."

     4. Item 4C(e) of the Disclosure Letter is hereby deleted in its entirety.

     5. The Bright Holders Representative acknowledges and agrees that the amendments/supplements to the Disclosure Letter contained in paragraphs 3 and 4 above do not affect the Bright Holders' obligation to close the transactions contemplated in the Agreement and that such amendments/supplements shall not be used as a reason by the Bright Holders or the Bright Holders Representative to fail to close the transactions contemplated in the Agreement.

     6. Section 9M is hereby deleted in its entirety and replaced with the following:

     "Expenses. Each party hereto will pay its own expenses (whether legal, tax, accounting, financial advice or otherwise) in connection with these transactions; provided, however, that PCS Holdings agrees to pay all such reasonable costs and expenses (whether legal, tax, accounting, financial advice or otherwise) actually incurred by the Bright Holders (including without limitation the amounts paid to ComStock Valuation Advisors to perform valuation services with respect to the Telcom Shares), up to a maximum amount of $100,000."

     7. This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Amendment. In the event of any conflict between any term of this Amendment and the terms of the Contribution and Exchange Agreement, this Amendment shall prevail. In all other respects, the Contribution and Exchange Agreement shall remain in full force and effect.


                        [signatures on following page(s)]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                           HORIZON TELCOM, INC.


                                           By: ______________________________
                                           Its:______________________________


                                           HORIZON PERSONAL COMMUNICATIONS, INC.


                                           By:_______________________________
                                           Its:______________________________


                                           HORIZON PCS, INC.


                                           By:______________________________
                                           Its:_____________________________

                                           BRIGHT HOLDERS REPRESENTATIVE:


                                           _________________________________
                                           Lonnie Pedersen